UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

As previously announced, on September 12, 2014, Integra LifeSciences Corporation (the “Company”), a Delaware corporation and wholly-owned subsidiary of Integra LifeSciences Holdings Corporation, entered into a stock and asset purchase agreement (the “Purchase Agreement”) with Medtronic, Inc., a Minnesota corporation (“Medtronic”) and Medtronic Xomed Instrumentation, SAS, a French corporation and an indirect wholly-owned subsidiary of Medtronic (“Medtronic MicroFrance”) for the acquisition by the Company of all of the capital stock of Medtronic MicroFrance and certain assets of Medtronic and its affiliates related to Medtronic MicroFrance’s business.

Medtronic MicroFrance is engaged in the business of developing, manufacturing, marketing and distributing reusable handheld surgical instrument products, which are specialized for ear, nose and throat and laparoscopic procedures and providing related services.

Pursuant to the Purchase Agreement, on October 27, 2014, the Company acquired all of the capital stock of Medtronic MicroFrance and certain assets of Medtronic and its affiliates related to Medtronic MicroFrance’s business.

Under the terms of the Purchase Agreement, the Company paid Medtronic a net purchase price of approximately $60 million subject to a purchase price adjustment for certain working capital changes. In addition, the Company entered into a distribution agreement, an independent sales representative agreement, and a supply agreement with an affiliate of Medtronic at the closing. Also, the Company entered into a transition services agreement with Medtronic at the closing.

The description of the terms of the Purchase Agreement is qualified in its entirety by reference to the copy of such Purchase Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.   Regulation FD Disclosure

On October 27, 2014, the Company issued a press release announcing that it closed on its acquisition of Medtronic MicroFrance and certain assets of Medtronic and its affiliates related to Medtronic MicroFrance’s business. This press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The applicable financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

The applicable pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

2.1	Purchase Agreement

99.1	Press release issued October 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: October 27, 2014	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase Agreement

99.1	Press release issued October 27, 2014